Registration No. 33-40472
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------

                               RENTRAK CORPORATION
             (Exact name of registrant as specified in its charter)

             Oregon                                       93-0780536
     (State of incorporation)                  (IRS Employer Identification No.)

             7700 N.E. Ambassador Place
             Portland, Oregon                                        97220
       (Address of principal executive offices)                    (Zip Code)

                   1986 RESTATED AND AMENDED STOCK OPTION PLAN
                            1985 STOCK INCENTIVE PLAN
                  1985 KEY EMPLOYEE INCENTIVE STOCK OPTION PLAN
                      INDIVIDUAL WRITTEN COMPENSATION PLAN
                            (Full title of the plans)

                                   F. Kim Cox
                             President and Secretary
                               Rentrak Corporation
                           7700 N.E. Ambassador Place
                             Portland, Oregon 97220
                            Telephone (503) 284-7581
           (Name, address, and telephone number of agent for service)





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                                 DEREGISTRATION

      Pursuant to Registration Statement on Form S-8 (No. 33-40472) filed with the Securities and Exchange Commission on May 10, 1991, Rentrak Corporation, an Oregon corporation, registered 977,676 shares of common stock, $0.001 par value per share, for issuance under the compensatory plans and arrangements listed on the cover page hereof. The Registration Statement is hereby amended to deregister the shares of common stock, $0.001 par value per share, of Rentrak Corporation remaining unsold.

                                   SIGNATURES

The Registrant.

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, on the 26th day of July, 2004.



                                           RENTRAK CORPORATION
                                           (Registrant)


                                           By  /s/ F. Kim Cox
                                               -------------------------------
                                               F. Kim Cox
                                               President and Secretary

      Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities indicated as of the 26th day of July, 2004.



                  Signature                           Title
                  ---------                           -----

Principal Executive Officer and Director:


/s/ Paul A. Rosenbaum
---------------------------------          Chairman and Chief Executive Officer,
Paul A. Rosenbaum                          Director


Principal Financial and Accounting Officer:


/s/ Mark L. Thoenes
---------------------------------          Senior Vice President and Chief
Mark L. Thoenes                            Financial Officer


A majority of the Board of Directors:


/s/ Cecil D. Andrus
---------------------------------          Director
Cecil D. Andrus


/s/ George H. Kuper
---------------------------------          Director
George H. Kuper

/s/ Joon S. Moon
---------------------------------          Director
Joon S. Moon



---------------------------------          Director
James G. Petcoff


/s/ Standford C. Stoddard
---------------------------------          Director
Stanford C. Stoddard